lindsays

Brodies
15 Atholl Crescent
Edinburgh
EH3 8HA

Our ref: FML/RGS/ED/390/1143
Your ref:
Direct line: 0131 656 5603
Direct fax: 0131 656 5646
Email: fml@lindsays.co.uk

15 March 2007

Dear Sirs

University Court of the University of Edinburgh
Response Genetics
490 square metres at Chancellor's Building, Royal Infirmary of Edinburgh, 49 Little France Crescent, Edinburgh EH16 5JB

On behalf of and as instructed by our clients, UNIVERSITY COURT OF THE UNIVERSITY OF EDINBURGH, established under the Universities (Scotland) Acts and having its principal administrative offices at Old College, South Bridge, Edinburgh EH8 9YL, we hereby offer to lease to your clients, RESPONSE GENETICS LIMITED, a company incorporated under the Companies Acts, Registered Number SC311347 and having their Registered Office at 15 Atholl Crescent, Edinburgh EH3 8HA ALL and WHOLE the Subjects (as hereinafter defined), together with the rights and privileges set out in Part I of the Schedule but subject to the reservations set out in Part II of the Schedule, and that on the following terms and conditions:-

1. Definitions

In this offer:

1.1 "the Break Option" means the option to terminate the Missives of Lease on a Break Date by serving a Break Notice;

1.2 "the Break Date" means the 24 month anniversary of the Date of Entry and on a month to month basis thereafter until the Missives of Lease are terminated

1.3 "the Break Notice" means formal written notice delivered to the Landlord's solicitors not later than 25 days prior to the relevant Break Date;

1.4 "the Building" means the building known as Chancellor's Building, Royal Infirmary of Edinburgh, 49 Little France Crescent, Edinburgh EH16 5JB;

1.5 "the Date of Entry" means 31 March 2007 or such other date as the parties may agree notwithstanding the date or dates hereof;

1.6 "Excluded Area" means room numbered 215 and shown hatched blue of the Plan;

1.7 "the Ground Lease" means the ground lease between the Royal Infirmary of Edinburgh National Health Service Trust and The University Court of Edinburgh, dated 20 August 1998;

1.8 "Head Landlord" means the Royal Infirmary of Edinburgh National Health Service Trust;

1.9 "the Hospital" means the Royal Infirmary of Edinburgh, 51 Little France Crescent, Old Dalkeith Road, Edinburgh EH16 4SA

1.10 "the Insured Risks" means such of the following risks as may from time to time be included in any policy of insurance effected by the Landlord namely, loss or damage by fire, explosion, storm, lightning, tempest, flood, burst pipes, impact, and (in peace time) aircraft and articles dropped therefrom, riot, civil commotion and malicious damage, and such other risks as the Landlord may from time to time consider appropriate;

1.11 "the Landlord" means our said clients, University Court of the University of Edinburgh, and any successors to the landlord's interest in the Missives of Lease;

1.12 the Missives of Lease" means the missives of which this offer forms part

1.13 "the Plan" means the plan annexed and signed as relative hereto, which plan is demonstrative only and not taxative;

1.14 "the Planning Acts" means the Town & Country Planning (Scotland) Act 1997, the Planning (Hazardous Substances) (Scotland) Act 1997, the Planning (Listed Buildings and Conservation Areas) (Scotland) Act 1997 and the Planning (Consequential Provisions) (Scotland) Act 1997 and any other legislation of a similar nature;

1.15 "the Prescribed Rate" means the rate of Four per centum (4%) per annum above the base rate of the Governor and Company of the Bank of Scotland from time to time;

1.16 "the Reduction" means for the first month from the Date of Entry the rent being reduced by 50% of the initial rent as defined in clause 3 below and for the second month the rent being reduced by 25% of the initial rent as aforesaid;

1.17 "the Rent Payment Dates" means 28 February, 28 May, 28 August and 28 November in each year;

1.18 "the Restricted Subjects" means those parts of the Subjects hatched yellow on the Plan

1.19 "the Restricted Date of Entry" means the first working day after the conclusion of the Missives of Lease.

1.20 "the Schedule" means the schedule annexed and signed as relative hereto;

1.21 "the Services" means availability, hard FM services, soft services, security, buildings insurance, IT network maintenance, college support and such other services carried out in relation to the Building as the Head Landlord may require in accordance with the Head Lease, acting reasonably and in accordance with the principles of good estate management.

1.22 "the Service Charge" means a fair and equitable share of the properly and reasonably incurred costs of the Services, payable by the Landlord to the Head Landlord in relation to the Building, based on the percentage of the gross floor area of the Subjects (but the Restricted Subjects for the period from the Restricted Date of Entry to the Date of Entry) in relation to the Building as notified by the Landlord to the Tenant from time to time.

But Declaring that the cost of the piped gases, shared histology and freezer room shall be expressly excluded from and shall form no part of any Service Charge or other sums payable by the Tenant.

1.23 "the Subjects" means ALL and WHOLE the subjects known as room numbers 201/202, 203, 204, 205/206, 212, 213, 214, 216 AND 217 all as shown outlined red on the Plan, which subjects (1) form part of the Building (2) excludes the roof, foundations, floors, floor, floor slabs, external walls, party walls, structure and means of support of the buildings comprised in the Building including any part of any canopy, balcony or entrance structure attached to the exterior of the said buildings and any means of support thereof (always excepting the interior screeding, plasterwork, wall and ceiling finishes (including without limitation false ceilings and raised floors) and other surface treatment of the walls, any glazing, doors and other entrances and frames and fittings but includes the Landlord's fittings and fixtures therein and thereon, the parts, privileges and pertinents thereof and the whole rights, sole, common and mutual pertaining thereto;

1.24 "the Tenant" means your said clients, RESPONSE GENETICS LIMITED, a company incorporated under the Companies Acts, registered number SC311347 and having their registered office at 15 Atholl Crescent, Edinburgh EH3 8HA, and any permitted successor to the Tenant's interest in the Missives of Lease;

1.25 "the Works" means the works to be carried out to the Subjects by the Tenants comprising of the installation of a non-permanent partition wall of approximately six feet in height bolted to the floor;

1.26 references to any statute or order or similar instrument shall be deemed to include references to such instrument as it may be amended or re-enacted from time to time

2 Term and rights of termination

2.1 Entry and vacant possession to the Restricted Subjects shall be given on the Restricted Date of Entry. Entry and vacant possession to the Subjects shall be given on the Date of Entry.

2.2 Subject always to the terms of clauses 2.2, 2.3 and 2.4, the Missives of Lease shall endure for a period of three years from and after the Date of Entry. If 25 days' notice has not been served by either party on the other bringing the Missives of Lease to an end as at the day preceding the third anniversary of the Date of Entry, then the Missives of Lease shall continue thereafter on a month to month basis until terminated by either party giving to the other not less than 25 days prior notice in writing.

2.3 The Tenant shall be entitled to exercise the Break Option.

2.4 On the relevant Break Date the Tenant shall give to the Landlord vacant possession of the Subjects free from encumbrances created by the Tenant or their respective predecessors in title, and the Missives of Lease will cease and determine on the relevant Break Date but without prejudice to any rights and remedies that may have accrued to either party to these Missives of Lease.

2.5 The doctrine of *rei interitus* shall apply to the Missives of Lease.

3. Rent

The rent from the Restricted Date of Entry to the Date of Entry shall be TWENTY FOUR THOUSAND FIVE HUNDRED AND FOUR POUNDS (£24,504) STERLING per annum and thereafter (from the Date of Entry) the initial rent for the Subjects shall be SEVENTY EIGHT THOUSAND FOUR HUNDRED POUNDS (£78,400) STERLING per annum on both occasions exclusive of any value added tax which the Landlord may charge (but only if properly chargeable and in exchange for a valid Value Added Tax (VAT) invoice) from time to time. The rent from time to time payable under the Missives of Lease, and, if applicable, value added tax thereon, shall be payable quarterly in advance on the Rent Payment Dates without any demand being made therefor, the first payment being due on the Restricted Date of Entry in respect of the period from the Restricted Date of Entry until the day preceding the next succeeding Rent Payment Date and so forth quarterly, termly and proportionally thereafter. Notwithstanding the foregoing the Tenant shall be entitled to the Reduction.

4. Rates and Other Charges

To pay when due all rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether or not of a capital or non-recurring nature) which are, at any time during the period of this lease payable by the owner or occupier in respect of the Subjects, or any part thereon (including for the avoidance of doubt all electricity, gas, telephone, water and other charges for services used in the Subjects) and declaring that where any such services are not separately metered the Tenant shall pay or refund to the Landlord an equitable proportion of such charges as determined by the Landlord acting reasonably and giving 14 days written notice of value, (provided that for the avoidance of doubt, the Tenant shall not be liable to pay nor contribute to any corporation tax , capital gains tax, development land tax or other taxes or duties assessed on the Landlord or any superior landlord in respect of rents received or dealings by the Landlord or any superior landlord with their respective interests in the Lease or the Premises and properly payable by the Landlord or any superior landlord in the first instance,) declaring that if the Tenant fails to make any such payments timeously the Landlord shall be entitled to make them on the Tenant's behalf and to recover them (together with any additional costs properly incurred in connection therewith) from the Tenant on demand together with interest at the Prescribed Rate from the date 14 days after demand by the Landlord until payment by the Tenant.

5. Use

5.1 The Subjects will be used for a scientific laboratory and administrative offices reasonably incidental to the use as a University Medical School and for no other purpose whatsoever without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. The Tenant shall not carry on and shall procure that there are not carried on any activities within the Subjects which become a legal nuisance or cause disturbance to the Landlord or any adjoining proprietors, tenants and/or occupiers in the Building or otherwise.

5.2 The Tenant shall have no right to use the car parking spaces within the Hospital. However, the Tenant will be eligible to join the Hospital's car parking scheme,

applications for parking permits to be made to the facilities manager of the Building, Roy Dukes on 0131 542 6206.

5.3 The Tenant shall not knowingly cause anything to be done on or in the vicinity of the Subjects, the Building or the Hospital which may cause or become a legal nuisance or cause damage, disturbance or inconvenience to other persons or to the Landlord.

6 Common services

6.1 In addition to the rent, the Tenant shall pay to the Landlord quarterly in advance on the Rent Payment Dates the Service Charge and if applicable value added tax, the first payment being due on the Restricted Date of Entry (relating, until the Date of Entry, to the Restricted Subjects and from the Date of Entry in relation to the Subjects) in respect of the period from the Restricted Date of Entry until the day preceding the next succeeding Rent Payment Date and so forth quarterly, termly and proportionally thereafter. The Landlord shall procure that an estimate of the Service Charge is provided to the Tenant on the Restricted Date of Entry and each anniversary thereof. The Tenant shall pay the Service Charge, based on the estimate for the year. As soon as practicable after the calculation of the Service Charge shall have been completed at the end of each year, the Landlord shall certify the amount of the Service Charge for that year. Any overpayment must be made to the Tenant within 14 days of the certification of the Service Charge. Any underpayment shall be paid to the Landlord within 14 days. The Tenant shall be entitled to query all expenditure made and the Landlord must co-operate with the provision of information

6.2 The Tenant shall pay or reimburse to the Landlord a maintenance cost of ONE HUNDRED AND TWENTY FIVE POUNDS (£125) STERLING plus Value Added Tax due thereon per telephone extension to the Landlord's switchboard. [In addition, the Tenant shall pay a rental charge (at a level which reflects the cost of providing the same) for each fax and/or ISDN line to the Subjects and the cost of all calls in connection with telephone/fax/ISDN numbers which may apply to the Subjects from time to time.

7. Insurance

7.1 The Landlord will procure that the Building is insured against the Insured Risks during the currency of the Missives of Lease with a reputable insurance company in the name of the Landlord for such sum as the Landlord may from time to time consider to be the cost of completely rebuilding or reinstating the Building and the Landlord's fittings and fixtures therein and the plant, equipment and others pertaining thereto including architects', surveyors', engineers' and other professional fees, the cost of temporary hoarding and other temporary works, removal of debris, dismantling, demolishing, shoring up and/or propping and all value added tax on such costs and others.

7.2 To the extent that the insurance policy or policies effected by the Landlord are rendered void or voidable or the insurance proceeds are withheld as a result of any act, neglect, default or omission of the Tenant or others for whom it is legally responsible, the Tenant shall on demand pay to the Landlord the amount or the balance of the amount which would have been received from the insurance policy or policies had the same not been rendered void or voidable or the insurance proceeds withheld as aforesaid.

7.3 The Tenant shall be responsible for its insuring own contents, goods, plant, equipment, property and others in the Subjects.

8 Value added tax

The Tenant shall be responsible for value added tax on the rent and other charges herein specified in the event that the Landlord exercises its option to waive exemption from value added tax in respect of the Building and/or the Subjects. Value added tax will only be payable by the Tenant upon receipt of a valid VAT invoice from the Landlord.

9 Repairs

9.1 The Tenant accepts the Subjects including the fixtures, fittings and furnishings thereof as being in good and tenantable condition and repair and in all respects fit for the purpose for which they are let.

9.2 Throughout the period of the Missives of Lease, the Tenant shall keep the Subjects, in a neat and tidy condition and in good and substantial repair and condition. When any repairs and/or maintenance are required to the Subjects, the Tenant shall request the

Landlord to carry out the repairs and/or maintenance, which are required to keep the Subjects in such condition and repair.

9.3 Subject to the remaining provisions of this clause 9.3 and the provisions of clauses 2.5 and 9 hereof, the Landlord shall keep the Building wind and water-tight and shall be responsible for all structural repairs of any kind.

9.4 The Landlord shall be bound to provide and maintain heating, lighting, electricity and water to the Subjects but shall not be liable for any temporary breakdown or interruption in such services. However, the Landlord shall remedy any temporary breakdown or interruption as soon as reasonably practicable.

10 Removal

On the expiry or sooner termination of the Missives of Lease, the Tenant shall flit and remove itself and its goods, gear, vehicles and all moveable fittings belonging to it from the Subjects without warning, notice or process of law to that effect (1) making good to the reasonable satisfaction of the Landlord all damage caused by such removal and leaving the Subjects clean and tidy and in such repair and condition; (2) replacing any of the Landlord's fixtures and fittings which shall be missing, broken, damaged or destroyed with others of an equivalent or better character and quality as would comply with their obligations under the Missives of Lease; (3) if so requested by the Landlord (within 25 days prior to the termination of these Missives of Lease), removing and making good all alterations or additions made to the Subjects at any time by the Tenant; and (4) leaving the Subjects in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the whole of its obligations herein contained, in such manner as the Landlord shall direct to its reasonable satisfaction. No compensation shall be payable to the Tenant in respect of such removal nor shall the Landlord be under any obligation whatsoever to provide alternative accommodation. In the event that the Tenant has failed to comply with its obligations hereunder by the date of expiry or sooner termination of the Missives of Lease, the Tenant shall fully indemnify the Landlord in respect of all direct loss suffered by the Landlord and the Landlord shall be entitled (but not bound) to carry out the works necessary to put the Subjects into such repair and condition, at the whole cost and

expense of the Tenant, which cost and expense shall be paid by the Tenant to the Landlord within seven days of demand, notwithstanding that the Missives of Lease may have expired or determined by the date of demand.

11 Alterations

The Tenant shall not make any alterations or additions to and shall not decorate the Subjects without the prior written approval of the Landlord's Director of Estates and Buildings and Consort Healthcare (Edinburgh Royal Infirmary) Limited, which approval shall not be unreasonably withheld or a decision thereon delayed. Within 1 week of receipt by the Landlord's Director of Estates and Buildings of a request by the Tenant for consent to alter, the Landlord's Director of Estates and Buildings will apply for consent to Consort Healthcare (Edinburgh Royal Infirmary) Limited. Any alterations, additions and/or decoration shall only be carried out by Consort Healthcare (Edinburgh Royal Infirmary) Limited at the proper and reasonable cost and expense (in line with market rates) of the Tenant. Any alterations, additions and/or decorations shall be carried out by Consort Healthcare (Edinburgh Royal Infirmary) Limited as soon as reasonably possible. The Tenant shall be obliged to pay the proper and reasonable cost and expense of carrying out the alterations, additions and/or decoration to Consort Healthcare (Edinburgh Royal Infirmary) Limited within seven days of demand. For the avoidance of doubt the Works do not require the consent of Consort Healthcare (Edinburgh Royal Infirmary) Limited and may be carried out by the Tenants. The Landlord confirms they have granted their approval to the Works.

12 Signage

The Tenant shall be entitled to erect directional signage and signs bearing the usual logo of the Tenant, on internal routes leading to the Subjects and on the outside of the doors of the rooms forming part of the Subjects, subject to the Tenant obtaining the prior written approval of the Landlord's Director of Estates and Buildings, which approval shall not be unreasonably withheld or a decision thereon delayed.

13 Alienation

The Tenant shall be prohibited from assigning, sub-letting, charging or otherwise disposing of or for any purpose or in any way dealing with its interest in or parting with or sharing possession or occupation of the whole of the Subjects or any part or parts thereof.

14 Compliance

The Tenant undertakes to (1) observe, perform and comply with the burdens, conditions and others contained or referred to in the title deeds of the Hospital so far as applicable to the Subjects and (2) the rules and regulations imposed by the Head Landlord; provided the Tenants are advised of any rules and regulations in advance.

15 Right of entry

The Landlord and/or any person authorised by the Landlord shall have the right to enter the Subjects: -

15.1 at any reasonable time on giving at least 48 hours' prior notice to the Tenant for any purpose, including without limitation in order to carry out any necessary repairs, to inspect the state of repair and cleanliness of the Subjects and/or to check the compliance or non-compliance (as the case may be), by the Tenant with the terms of the Missives of Lease; and

15.2 at any time in the event of emergency when emergency access to the Subjects may be obtained by the Landlord at all times by contacting James Clark of Response Genetics Limited.

Provided that any person entering the Subjects at any time will require to observe and at all times comply with the rules, regulations and procedures as may from time to time be made by the Tenant for the protection of the Subjects and the Tenant's equipment and contents therein, including any special clothing requirement.

The Landlord shall be entitled to give notice to the Tenant of any failure to perform any of the Tenant's obligations under the Missives of Lease and, if the Tenant shall fail to comply with any such notice, the Landlord shall be entitled (but not obliged) to perform or arrange the performance of all or any of said obligations and to recover all costs thereby incurred from the Tenant, which costs shall be paid by the Tenant to the Landlord within three days of demand, but without prejudice to any other remedies competent to the Landlord arising by reason of any breach by the Tenant of its obligations under the Missives of Lease.

16 Statutes etc

The Tenant shall comply with the Planning Acts and all statutes, byelaws, regulations or others affecting the Subjects, as also with all obligations, restrictions, reservations and other conditions in the titles to the Subjects. The Tenant shall be responsible for compliance with all relevant notices, which may be served by any public, local or statutory authority in so far as they relate to or are relevant to the Subjects or the Tenant's use thereof.

17 No warranty of use or suitability for purpose

The Landlord does not warrant that the Tenant's proposed use of the Subjects is an authorised use within the terms of the Planning Acts nor that the Subjects are suitable for the permitted use. The Tenant shall be deemed to have satisfied itself with regard to such matters. The Tenant will be fully responsible for obtaining any consents, permissions or licences that may be required and, upon request from the Landlord, the Tenant shall exhibit such consents, permissions or licences to the Landlord.

18 Notices

Any notices, requests, consents or approvals under the Missives of Lease shall be in writing. Any notice shall be sufficiently served on the Tenant if sent to James Clark, Beach House, 1 Beach Road, North Berwick, East Lothian EH39 4AB or to such address as is subsequently intimated in writing to the Landlord. Any notice shall only be sufficiently served on the Landlord if sent by recorded delivery post to the Director of

Estates and Buildings, The University of Edinburgh, Old College, South Bridge, Edinburgh, EH8 9YL or to such person and/or address as is subsequently intimated in writing to the Tenant. Any notice sent by recorded delivery post shall be deemed duly served at the expiry of three days after the date and time of posting. In proving service, it shall be sufficient to prove that the envelope containing the notice was duly addressed to the Tenant or the Landlord (as the case may be) in accordance with this clause and posted to the address to which it was addressed.

19 Irritancy

Subject to the terms of the Law Reform (Miscellaneous Provisions) Act 1984, at any time during the currency of the Missives of Lease, the Tenant shall allow any payment of rent or any part thereof to remain unpaid for a period of fourteen days or if the Tenant shall fail in any respect to comply with or contravene any of the other conditions, obligations, provisions and restrictions herein contained or if the Tenant shall have a liquidator, receiver or administrator appointed or shall make a proposal for a voluntary arrangement within the meaning of the Insolvency Act 1986 or shall sign a trust deed for creditors or become apparently insolvent, it shall be in the power of the Landlord to put an end to the Missives of Lease without any declarator or process of law and to remove the Tenant from possession of the Subjects and that without prejudice to the Landlord's claim for past or current rents or any other claims competent to the Landlord in respect of any antecedent breach of the Missives of Lease, declaring, however, that the Landlord's right of irritancy and re-entry herein contained may not be exercised until such time as the Landlord has served written notice on the Tenant requiring the Tenant to remedy the same within a reasonable period (which in the case of non-payment of rent shall be at least thirty days) and the Tenant shall have failed to comply with the terms of the said notice within the said period in which event the Landlord may terminate the Missives of Lease as aforesaid, which irritancy is declared to be pactional and not penal and shall not be purgeable at the bar.

20 Costs

20.1 Subject as aftermentioned, each party shall bear its own fees, costs and expenses in connection with the Missives of Lease. The Tenant shall be responsible for the stamp

duty land tax (if any) on the Missives of Lease and the dues of registering the Missives of Lease in the Books of Council and Session and of obtaining two extracts (one for the use of the Tenant and one for the use of the Landlord). Such expenses shall be paid on or before the Date of Entry. The Tenant shall deliver to the Landlord no later than 7 days after the Date of Entry a duly completed and signed SDLT60 in respect of the Missives of Lease.

20.2 The Tenant shall pay the Landlord's reasonable and properly incurred fees, costs and expenses in connection with or incidental to the preparation and service of all notices and schedules relating to deficiencies of repair or requiring the Tenant to remedy breaches of any of its obligations under the Missives of Lease (including procuring the payment of any sums due by the Tenant under the Missives of Lease) or in connection with any application for consent made under the Missives of Lease.

21 Interest

The Tenant shall be liable to pay and shall pay to the Landlord forthwith on demand interest at the Prescribed Rate on all rent or any other payments due by it hereunder to the Landlord and that from the date upon which the same shall have become due until paid in full in the case of rent and Service Charge, and 14 days after the payments become due in the case of all other payments.

22 Indemnity

22.1 The Tenant shall keep the Landlord fully indemnified against all damages, actions, proceedings, expenses or others arising as a direct result of any breach by the Tenant of its obligations in terms of the Missives of Lease or arising out of or resulting from the act, neglect, omission or default of the Tenant or those for whom the Tenant is responsible or the use made of the Subjects and in respect of the injury to or death of any person or damage to any property arising directly out of the use being made of the Subjects by the Tenant, or anyone they are responsible for in law.

22.2 The Tenant further agrees to defend or settle at his own expense any claim or action that may arise as a direct result of any breach by the Tenant of its obligations in terms of the Missives of Lease.

22.3 During the currency of the Missives of Lease the Landlord shall not be liable for, and the Tenant shall forthwith on demand indemnify the Landlord in respect of, any loss incurred by the Landlord or liability arising to the Landlord from:

22.3.1 loss or damage to the personal property of the Tenant or any person for whom the Tenant is responsible or for any authorised visitor of the Tenant;

22.3.2 loss or damage to equipment, vehicles, materials or others which the Tenant shall have in, on, or around the Subjects or the Building or Hospital; or

22.3.3 any personal injury to the Tenant or those for whom the Tenant is responsible or any visitor of the Tenant.

23 Extent of Landlord's liability

The Landlord shall not be liable to the Tenant for any loss or damage to the Subjects or to any property in the Subjects or for the temporary deprivation of the occupancy of the Subjects by or through the bursting, leakage or failure of oil, gas, water or soil pipes or the choking, stoppage or overflow thereof or of the public sewers, drains, gutters, rhones, conductors or other service media or the failure, fusing or breakdown of electric supply or appliances or from any other cause or source whatever. In the event that any damage is caused to the Subjects through any misuse or negligence on the part of the Tenant in relation to the aforesaid service media, the Tenant shall pay to the Landlord within seven days of demand the whole cost and expense of restoring and repairing the same at the sight and to the reasonable satisfaction of the Landlord and shall further pay and so free and relieve the Landlord of and from all liability for all loss, injury or damage which may be sustained by neighbouring proprietors or tenants.

24 No representations

The Tenant acknowledges by its acceptance hereof for the purposes of Section 1(3) of the Contract (Scotland) Act 1997:

24.1 that the Missives of Lease are not entered into in reliance upon any representation made which is not embodied in the Missives of Lease; and

24.2 that no representation, warranty or undertaking of any description in respect of the Subjects, whether in relation to title, state of repair, compliance with statutes or other matters, the existence of local authority or other proposals or orders, or otherwise, is given in the Missives of Lease save insofar (if at all) as expressly stated in the Missives of Lease.

25 Consent to registration

The Tenant and the Landlord consent to registration of the Missives of Lease for preservation and execution.

26 Requirements of Writing (Scotland) Act 1995

The Missives of Lease shall consist of this offer and all subsequent qualified and final acceptances and letters of amendment and/or variation in missive form issued with specific reference (whether direct or indirect) to this offer by the respective solicitors for the parties hereto, and no other correspondence passing between the parties or their respective solicitors or surveyors or other agents shall be deemed to form part of the Missives of Lease.

27 Landlords Obligations

27.1 The Landlord undertakes to the Tenant the timely and proper provision of all services contained in the Missives of Lease.

27.2 The Landlord grants warrandice.

28 Jurisdiction

The Landlord and the Tenant prorogate the non-exclusive jurisdiction of the Scottish Courts.

29 Choice of law

The Landlord and the Tenant agree that the Missives of Lease shall be governed by and construed in accordance with Scots Law.

30 Time Limit

This offer, unless previously withdrawn is open for a valid acceptance reaching here no later than 5pm on Friday 16 March 2007 failing which it will be deemed to have been withdrawn. For the foregoing purpose, a valid acceptance shall be an acceptance to which Section 3(1) of the Requirements of Writing (Scotland) Act 1995 applies.

Yours faithfully

Witness Signature: ....

Witness Name: SARAH GLENDINNING

Caledonian Exchange
19A Canning Street
EDINBURGH
EH3 8HE

SCHEDULE referred to in the foregoing offer by Messrs Lindsays WS, on behalf of University Court of the University of Edinburgh,
addressed to Brodies on behalf of Response Genetics

PART I

Rights and privileges of the Tenant

1. A non-exclusive right of access to the Subjects through the Building and the Hospital along such routes as may be designated by the Landlord (acting reasonably) for such purpose from time to time and such keys as are necessary will be provided so that such access may be obtained to the Subjects at all times when the Landlord's own offices within the Building are otherwise closed.

2. A non-exclusive right to use the staff room facilities, the male and female toilets and shared freezer rooms and specialist laboratory facilities in the Building;

   Declaring and provided that all rights granted to the Tenant in terms of the Missives of Lease (including, without prejudice to the foregoing generality, the right to use and occupy the Subjects) shall be exercised by the Tenant or the Tenant shall procure that they are exercised in such a manner (a) as to cause the minimum disturbance and inconvenience practicable to the Landlord, to all other tenants and occupiers of the Building or any part or parts of the Building and to any business carried on therein and that the security of the Building is not in any way prejudiced by the acts or omissions of the Tenant, its agents or others for whom they are respectively responsible and shall be subject always to the Tenant (i) making good all damage thereby caused to the Building or any part or parts thereof and/or to any property therein or thereon and that to the satisfaction of the Landlord acting reasonably and (ii) adhering to existing procedures and such other procedures as may be reasonably imposed by the Landlord from time to time for security purposes and the Tenant shall be liable for any loss or liability arising to the Landlord as a result of any failure by the Tenant, its agents or others for whom they are respectively responsible in this respect.

PART II

Reservations to the Landlord and other authorised persons

1. Right to use of all sewers, drains, main supply water pipes, rhones, conductors, electric mains and other pipes or transmitters and all other parts of or fittings in connection with the Subjects which are or the use or benefit of which is common or mutual to the Subjects and other parts of the Building or exclusive to such other parts or any of them, with right of access thereto at all necessary times and for all necessary purposes.

2. Power to attach to any portion of the Building and when necessary to maintain, renew, alter and remove notice boards, signs and other advertisements with all necessary rights of access in connection therewith.

3. Power at any time to alter or depart from the layout of the Building in such manner and to such extent as the Landlord may in its sole discretion decide.

4. Power at any time to vary or temporarily suspend the rights of access granted in favour of the Tenant should such variation or temporary suspension be reasonable and considered necessary by the Landlord for any reasonable and necessary purpose, provided always that reasonably sufficient access to the Subjects is maintained at all times.

5. Rights of access to the Subjects at all times, subject to giving not less than 48 hours' notice (except in emergency when no notice is required) for all reasonable or necessary purposes including, without prejudice to the foregoing generality, to carry out alterations or repairs or other works to the Subjects or to other parts of the Building and, in the last month of the Missives of Lease, to show the Subjects or any part or parts thereof to prospective tenants; Provided that any person entering the Subjects at any time will require to observe and at all times comply with the rules, regulations and procedures as may from time to time be made by the Tenant for the protection of the Subjects and the Tenant's equipment and contents therein, including any special clothing requirement.

6. Rights of passage from time to time and within normal business hours over the Excluded Area, only to extent and with the frequency necessary in order to provide

other tenants and occupiers within the Building reasonable and necessary access to the otherwise inaccessible areas and facilities; Provided that any persons exercising said rights of passage will require to observe and at all times comply with the rules, regulations and procedures as may from time to time be made by the Tenant for the protection of the Subjects and the Tenants equipment and contents therein, including any special clothing requirements and will otherwise cause no material disruption or damage to the Tenant's business or belongings.

Edinburgh Office:
Brodies LLP Solicitors
15 Atholl Crescent Edinburgh EH3 8HA Scotland UK
T: [+44] (0)131 228 3777 F: [+44] (0)131 228 3878
DX ED10, EDINBURGH-1 www.brodies.co.uk

Also in Glasgow:
Brodies LLP Solicitors
2 Blythswood Square Glasgow G2 4AD Scotland UK
T: [+44] (0)141 248 4672 F: [+44] (0)141 221 9270
DX GW11, GLASGOW-1

OUR REF KZS.RES.13.2

YOUR REF FML/RGS/ED/290/1143

Lindsays W.S.
Solicitors
Caledonian Exchange
19A Canning Street
EDINBURGH
EH3 8HE

21 March 2007

BRODIES LLP

Dear Sirs

RESPONSE GENETICS LIMITED
UNIVERSITY COURT OF THE UNIVERSITY OF EDINBURGH
490 SQUARE METRES AT CHANCELLOR'S BUILDING, ROYAL INFIRMARY OF EDINBURGH, EDINBURGH

On behalf of and as instructed by our clients, Response Genetics Limited, a company incorporated under the Companies Acts (registered number SC311347) and having their registered office at 15 Atholl Crescent, Edinburgh EH3 8HA, we hereby accept the terms of your offer dated 15 March 2007 on behalf of your clients, University Court of the University of Edinburgh, established under the Universities (Scotland) Acts and having its principal administrative offices at Old College, South Bridge, Edinburgh EH8 9YL but subject to the following qualifications:-

1 The words "first working day after the" in the definition of "the Restricted Date of Entry" at clause 1.19 of your offer are delete and the words "date of" are inserted in their place.

2 Clause 30 of your said offer is delete and this acceptance shall be deemed to have been received timeously.

Yours faithfully

Karren Smith

Signed on behalf of Brodies LLP
by Karren Smith, Member

Evelyn Ure
EVELYN URE

Witness
15 Atholl Crescent, Edinburgh
EH3 8HA

2916688v1

lindsays

Brodies LLP
15 Atholl Crescent
EDINBURGH
EH3 8HA

Our ref: FML/ED/390/1143
Your ref: KZS.RAS.13.2
Direct line: 0131 656 5603
Direct fax: 0131 656 5646
Email: fml@lindsays.co.uk

21 March 2007

Dear Sirs

The University Court of the University of Edinburgh
Response Genetics
490 square metres at Chancellor's Building, Royal Infirmary of Edinburgh, 49 Little France Crescent, Edinburgh EH16 5JB

On behalf of and as instructed by our clients, The University Court of the University of Edinburgh, established under The University (Scotland) Acts and having its principal administrative offices at Old College, South Bridge, Edinburgh EH8 9YL we hereby accept your qualified acceptance on behalf of your clients, Response Genetics Limited, a company incorporated under the Companies Acts (registered number SC311347) and having their registered office at 15 Atholl Crescent, Edinburgh EH3 8HA dated 21 March 2007 to our offer on behalf of our said clients dated 15 March 2007 to lease the subjects more particularly described in our said offer subject to the following modification:-

1. Qualification 1 of your said qualified acceptance is delete. The Restricted Date of Entry shall be 26 March 2007.

Yours faithfully

....
Lindsays WS

Witness Signature: ....

Witness Name: Fiona Linklater
19A Canning Street,
Edinburgh EH3 8HE

Lindsays WS
Caledonian Exchange, 19A Canning Street
Edinburgh EH3 8HE
T: 0131 229 1212 F: 0131 229 5611
E: mail@lindsays.co.uk
DX: ED25 LP-102 Edinburgh 2
www.lindsays.co.uk

Edinburgh Office:
Brodies LLP Solicitors
15 Atholl Crescent Edinburgh EH3 8HA Scotland UK
T: [+44] (0)131 228 3777 F: [+44] (0)131 228 3878
DX ED10, EDINBURGH-1 www.brodies.co.uk

Also in Glasgow:
Brodies LLP Solicitors
2 Blythswood Square Glasgow G2 4AD Scotland UK
T: [+44] (0)141 248 4672 F: [+44] (0)141 221 9270
DX GW11, GLASGOW-1

OUR REF KZS.RES.13.2

YOUR REF FML/RGS/ED/290/1143

Lindsays W.S.
Solicitors
Caledonian Exchange
19A Canning Street
EDINBURGH
EH3 8HE

21 March 2007

Dear Sirs

RESPONSE GENETICS LIMITED
UNIVERSITY COURT OF THE UNIVERSITY OF EDINBURGH
490 SQUARE METRES AT CHANCELLOR'S BUILDING, ROYAL INFIRMARY OF EDINBURGH, EDINBURGH

On behalf of and as instructed by our clients, Response Genetics Limited, a company incorporated under the Companies Acts (registered number SC311347) and having their registered office at 15 Atholl Crescent, Edinburgh EH3 8HA, we hereby accept the terms of your qualified acceptance dated 21 March 2007 on behalf of your clients, University Court of the University of Edinburgh, established under the Universities (Scotland) Acts and having its principal administrative offices at Old College, South Bridge, Edinburgh EH8 9YL of our formal letter on behalf of our said clients dated 21 March 2007 qualifying the terms of your offer on behalf of your said clients dated 15 March 2007 and hereby hold the contract as between our respective clients to be concluded.

Yours faithfully

Karren Smith

Signed on behalf of Brodies LLP
by Karren Smith, Member

Amber Goldie
AMBER LOUISE GOLDIE
Witness
15 Atholl Crescent, Edinburgh
EH3 8HA

2925246v1


CA-HK-L(67)FU201 D
NEW ROYAL INFIRMARY OF EDINBURGH AND UNIVERSITY OF EDINBURGH MEDICAL SCHOOL
consort healthcare
ERJV
NONE
KEY PLAN
LEGEND
FOR CONTINUATION, REFER TO HK-L(67)FU301
FOR CONTINUATION, REFER TO HK-L(67)FU101
213 12.98 Controlled Temp
212 12.98 Storage
214 51.51 Practicals prep
215 25.00 Centrifuge and Autoclave
216 21.72 Lockers
217 48.70 Exhibition Room
219
Switch Cup'd
201/202 257.59 Practical lab
22
Seminar room 222 51.60
SEMINAR ROOM 5
Seminar room 223 51.60
SEMINAR ROOM 4.
Seminar room 224 52.38
SEMINAR ROOM 3.
225 25.18
230 25.18
207 Switch Cup'd
205/206 19.88 Office
229
204 24.35 Office
203 64.18 dry lab
MICRO LAB
226 41.25
227 3.15
228 23.2 Stair No. 2
FIRST FLOOR SECURITY INSTALLATION SECTOR 2
HK HURLEY and KIRKWOOD Consulting Engineers
CA-HK-L(67)FU201 D
A0

This is the plan referred to in the foregoing licence dated 15 March 2007 addressed to Brodies relating to 490 square metres at Chancellor Building, Little France, Edinburgh